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                                                                    Exhibit 99.1



AT THE COMPANY:                AT THE FINANCIAL RELATIONS BOARD:
---------------                ---------------------------------
John Olbrych                   For General Info: Jerry Meyer (212) 661-8030
Chief Financial Officer        For Analyst Info: Beth Lewis (617) 342-7003
800-994-0165                   For Media Info: Claudine Cornelis (212) 661-8030



FOR IMMEDIATE RELEASE
---------------------
March 16, 1998


                         MAC-GRAY CORPORATION COMPLETES
                         ------------------------------
                      ACQUISITION OF INTIRION CORPORATION
                      -----------------------------------

Cambridge, MA, and Walpole, MA, March 16, 1998 -- Mac-Gray Corporation (NYSE:TUC) today announced that it has completed its previously announced acquisition of Intirion Corporation for approximately 1.6 million shares of Mac-Gray common stock and $1.0 million in cash.

With revenues of $23.5 million for the fiscal year ended June 30, 1997, Intirion is the nation's sole provider of MicroFridge(R) products for the academic, military, assisted living and hotel markets. Mac-Gray is the nation's leading provider of card-and-coin-operated laundry equipment to the academic market.

The acquisition completes another step in Mac-Gray's growth, and considerably expands its geographic base of business. The ability to provide more products and services to its existing customers is a core component of Mac-Gray's long-term strategy.

Stewart MacDonald, Chairman and CEO, said, "We believe this merger provides both companies with an abundance of opportunities."

                                     # # #

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, such as those containing future financial performance and growth, are forward looking statements that are subject to change based on various factors which may be beyond the company's control. Accordingly, the future performance and financial results of the company may differ materially from those expressed or implied in any such forward looking statements. Such factors include, but are not limited to, those described in the company's filings with the Securities and Exchange Commission, as well as various factors related to the transaction described in this release, including the cost of the integration of Intirion's business and the realization of synergy anticipated with respect to the transaction.